INVESTMENT ADVISORY AGREEMENT
       INVESTMENT ADVISORY AGREEMENT made as of the 31st day of July, 2011, by and between the registered investment companies, including any portfolio/series thereof, as set forth on Schedule A (each, a "Fund" and collectively, the "Funds") as may be amended from time to time, and Morgan Stanley Investment Management Inc., a Delaware corporation (hereinafter called the "Adviser"):

WHEREAS, each Fund is engaged in business as an open-end management investment company or as a closed-end management investment company, as identified as such on Schedule A, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

       WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser; and

       WHEREAS, effective July 31, 2011, the Board of Trustees/Directors of each Fund approved the termination of the investment advisory agreement between Morgan Stanley Investment Advisors Inc. and the Funds and the adoption of a new Investment Advisory Agreement with the Adviser (this "Agreement"); and

       WHEREAS, each Fund desires to retain the Adviser to render investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

       WHEREAS, the Adviser desires to be retained to perform said services on said terms and conditions; and

       WHEREAS, each Fund has entered into a separate Administration Agreement (the "Administration Agreement") with Morgan Stanley
Services Company Inc. ("MS Services") whereby MS Services provides administrative and other management services to the Funds.

W I T N E S S E T H
       In consideration of the mutual covenants and agreements of the parties hereto as hereinafter contained, each Fund and the Adviser agree as follows:

       1.	Each Fund hereby retains the Adviser to act as
investment adviser of such Fund and, subject to the supervision of the Trustees/Directors, to supervise the investment activities of such Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Adviser shall obtain and evaluate such information and advice relating to the economy, securities, securities markets and commodities markets as it deems necessary or useful to discharge its duties hereunder; shall continuously manage the assets of each Fund in a manner consistent with the investment objectives and policies of a Fund; shall determine the securities to be purchased, sold or otherwise disposed of by a Fund and the timing of such purchases, sales and dispositions; and shall take such further action, including the placing of purchase and sale orders on behalf of a Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall also furnish to or place at the disposal of each Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as each Fund may, from time to time, reasonably request.

       2.	In connection with those Funds identified in Annex 1
to this Agreement and in connection with all Funds added to Schedule A after the date hereof, the Adviser may, subject to the approval of the Board of Trustees/Directors (and in the case of the Morgan Stanley European Equity Fund Inc., Morgan Stanley Global Infrastructure Fund, Morgan Stanley International Value Equity Fund, Morgan Stanley Select Dimensions Investment Series (on behalf of its Global Infrastructure Portfolio) and Morgan Stanley Variable Investment Series (on behalf of its European Equity Portfolio and Global Infrastructure Portfolio) shall) at its own expense, enter into a Sub-Advisory Agreement with a sub-advisor ("Sub-Advisor") to make determinations as to certain or all of the securities and commodities to be purchased, sold or otherwise disposed of by such Funds and the timing of such purchases, sales and dispositions and to take such further action, including the placing of purchase and sale orders on behalf of such Funds as the Sub-Advisor, in consultation with the Adviser, shall deem necessary or appropriate; provided that the Adviser shall be responsible for monitoring compliance by such Sub-Advisor with the investment policies and restrictions of such Funds and with such other limitations or directions as the Trustees/Directors of the Fund may from time to time prescribe.

       3.	The Adviser shall, at its own expense, maintain such
staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

       4.	Each Fund will, from time to time, furnish or otherwise
make available to the Adviser such financial reports, proxy statements and other information relating to the business and affairs of such Fund as the Adviser may reasonably require in order to discharge its duties and obligations hereunder. The Adviser shall, as agent for each Fund, maintain the Fund's records required in connection with the performance of its obligations under this Agreement and required to be maintained under the Act. All such records so maintained shall be the property of the Funds and, upon request therefor, the Adviser shall surrender to each Fund such of the records so requested.

       5.	The Adviser shall bear the cost of rendering the
investment advisory and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Funds who are also directors, officers or employees of the Adviser.

       6.	Except as otherwise provided in the Administration
Agreement, each Fund assumes and shall pay or cause to be paid all other expenses of such Fund, including without limitation: fees and expenses payable under the Administration Agreement, the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and commodities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities and commodities issuance and transfer taxes, and fees payable by the Fund to Federal, State or other governmental agencies; the cost and expense of engraving or printing share certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Trustees'/Directors' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees/Directors or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption (and in the case of the closed-end funds, any dividend or distribution program), whether in shares or in cash; charges and expenses of any outside pricing service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Trustees/Directors of the Fund who are not interested persons (as defined in the Act) of the Fund or the Adviser, and of independent accountants in connection with any matter relating to the Fund; membership dues of the Investment Company Institute (and in the case of the closed-end funds, other appropriate industry associations); interest payable on Fund borrowings; (and in the case of the closed-end funds, fees and expenses incident to the listing of the funds' shares on any stock exchange); postage; insurance premiums on property or personnel (including officers and Trustees/Directors) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation.

       7.	For the services to be rendered, the facilities furnished,
and the expenses assumed by the Adviser, each Fund shall pay to the Adviser monthly compensation determined by applying the annual rates to the Fund's daily net assets (weekly net assets with respect to each closed-end fund) as set forth in Schedule A. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. Such calculations shall be made by applying 1/365ths of the annual rates to each Fund's net assets each day determined as of the close of business on that day or the last previous business day.

       In connection with the closed-end funds identified on Schedule A, compensation under this Agreement shall be calculated and accrued weekly and paid monthly by applying the annual rates to the average weekly net assets of the Fund determined as of the close of the last business day of each week, except for such closed-end funds as may be specified in Schedule A. At the request of the Adviser, compensation hereunder shall be calculated and accrued at more frequent intervals in a manner consistent with the calculation of fees on a weekly basis.

       If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in Schedule A. Subject to the provisions of paragraph 8 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computation contemplated by paragraph 8 hereof.

       8.	This section is applicable only to those Funds listed on
Annex 2 and subject to any fund specific requirements set forth in Annex 2. In the event the operating expenses of those Funds identified in Annex 2 to this Agreement, including amounts payable to the Adviser pursuant to paragraph 7 hereof and the amounts payable by the Funds under the Administration Agreement, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to a Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its advisory fee to the extent of such excess and, if required, pursuant to any such laws or regulations, will reimburse a Fund for annual operating expenses in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by a Fund. Such reduction, if any, shall be computed and accrued daily
(and in the case of the closed-end funds, weekly), shall be settled on a monthly basis, and shall be based upon the expense limitation applicable to a Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month (and in the case of the closed-end funds, as at the end of the last full week of the month), that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

       9.	The Adviser will use its best efforts in the supervision
and management of the investment activities of each Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Adviser shall not be liable to a Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Adviser or for any losses sustained by a Fund or its investors.

       10.	Nothing contained in this Agreement shall prevent the
Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any trustee/director, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

       11.	This Agreement shall continue in effect with respect to each
Fund for a period of up to one year from the effective date hereof (except with respect to any Fund added to Schedule A of this Agreement after the date hereof, for an initial period of two years from the date that such Fund is added) and thereafter provided such continuance is approved at least annually by the vote of holders of a majority (as defined in the Act) of the outstanding voting securities of each Fund or by the Board of Trustees/Directors of such Fund; provided that in either event such continuance is also approved annually by the vote of a majority of the Trustees/Directors of such Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) each Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Adviser, either by majority vote of the Board of Trustees/Directors of such Fund or by the vote of a majority of the outstanding voting securities of such Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement without payment of penalty on thirty days' written notice to such Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

       Any approval of this Agreement by the holders of a majority of the outstanding voting securities of any portfolio/series of a Fund shall be effective to continue this Agreement with respect to such portfolio/series notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other portfolio/series or (b) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Fund of which it is a portfolio/series unless such approval shall be required by any other applicable law or otherwise.

       12.	This Agreement may be amended by the parties without
the vote or consent of shareholders of a Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Funds nor the Adviser shall be liable for failing to do so.

       13.	This Agreement shall be construed in accordance
with the law of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

       14.	With respect to those Funds that are Massachusetts
business trusts, the Declaration of Trust, together with all amendments thereto establishing each Fund identified in Schedule A as a Massachusetts business trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of such Funds refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of such Funds shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of such Funds, but the Trust Estate only shall be liable.

       15.	The Adviser and each Fund agree that the name Morgan
Stanley is a property right of the Adviser or its parent. Each Fund agrees and consents that (i) it will only use the name Morgan Stanley as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the Name for any purpose, (iii) the Adviser or its parent, or any corporate affiliate of the Adviser's parent, may use or grant to others the right to use the name Morgan Stanley, or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of the Adviser or its parent or any corporate affiliate of the Adviser's parent, each Fund will take such action as may be required to provide its consent to the use name Morgan Stanley, or any combination or abbreviation thereof, by the Adviser or its parent or any corporate affiliate of the Adviser's parent, or by any person to whom the Adviser or its then current parent or a corporate affiliate of the Adviser's parent shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of the Adviser's parent and each Fund may enter, or upon termination of affiliation of the Adviser with its parent, each Fund shall, upon request of the Adviser or its parent or any corporate affiliate of the Adviser's parent, cease to use the Name as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees/directors and shareholders to take any and all actions which the Adviser or its parent or any corporate affiliate of the Adviser's parent, may request to effect the foregoing and to reconvey to the Adviser's parent any and all rights to such name.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, on July 31, 2011, in New York, New York.

ON BEHALF OF EACH EQUITY AND FIXED
INCOME FUND AS SET FORTH IN SCHEDULE A
By:	/s/ Arthur Lev
      Arthur Lev
      President and Principal Executive Officer
Attest:
/s/ Joanne Antico
ON BEHALF OF EACH MONEY MARKET FUND
AS SET FORTH IN SCHEDULE A
By:	 /s/ Kevin Klingert
      Kevin Klingert
      President and Principal Executive Officer
Attest:
/s/ Yvette Hayes
MORGAN STANLEY INVESTMENT
MANAGEMENT INC.
By:	/s/ Edmond N. Moriarty III
    Edmond N. Moriarty III
	    Managing Director


Attest:
/s/ Mary E. Mullin


SCHEDULE A
As of July 31, 2011

       All of the Funds referenced below are organized as Massachusetts business trusts unless otherwise indicated.

I.	OPEN-END FUNDS:  Monthly Compensation calculated daily
by applying the following annual rates to a fund's daily net assets:

FIXED INCOME FUNDS INVESTMENT ADVISORY FEE

Morgan Stanley Mortgage Securities Trust
0.47% of the portion of the daily net assets not exceeding
$1 billion; 0.445% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.42% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.395% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion;
0.37% of the portion of the daily net assets exceeding
$2.5 billion but not exceeding $5 billion; 0.345% of the portion of the daily net assets exceeding $5 billion but not exceeding $7.5 billion; 0.32% of the portion of the daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.295% of the portion of the daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.27% of the portion of the daily net assets exceeding $12.5 billion.

Morgan Stanley Flexible Income Trust
0.32% of the daily net assets.

Morgan Stanley Limited Duration U.S. Government Trust
0.27% of the daily net assets not exceeding $1 billion; and 0.25% of the portion of the daily net assets exceeding $1 billion.

Morgan Stanley Select Dimensions Investment Series-
0.32% of the daily net assets.

- Flexible Income Portfolio

Morgan Stanley U.S. Government Securities Trust
0.42% of the portion of the daily net assets not exceeding
$1 billion; 0.395% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.37% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2 billion; 0.345% of the portion of the daily net assets exceeding $2 billion but not exceeding $2.5 billion;
0.32% of the portion of the daily net assets exceeding
$2.5 billion but not exceeding $5 billion; 0.295% of the portion of the daily net assets exceeding $5 billion but not exceeding $7.5 billion; 0.27% of the portion of the daily net assets exceeding $7.5 billion but not exceeding $10 billion; 0.245% of the portion of the daily net assets exceeding $10 billion but not exceeding $12.5 billion; and 0.22% of the portion of the daily net assets exceeding $12.5 billion.

Morgan Stanley Variable Investment Series-

- Income Plus Portfolio
0.42% of the portion of the daily net assets not exceeding
$500 million; 0.35% of the portion of the daily net assets exceeding $500 million but not exceeding $1.25 billion; and 0.22% of the portion of the daily net assets exceeding
$1.25 billion.

- Limited Duration Portfolio
0.30% of the daily net assets.

EQUITY AND ASSET ALLOCATION FUNDS INVESTMENT ADVISORY FEE

Morgan Stanley European Equity Fund Inc.(Maryland corporation) 0.87% of the portion of the daily net assets not exceeding
$500 million; 0.82% of the portion of the daily net assets exceeding $500 million but not exceeding $2 billion; 0.77% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.745% of the portion of the daily net assets exceeding $3 billion.

Morgan Stanley Focus Growth Fund
0.545% of the portion of the daily net assets not exceeding
$250 million; 0.42% of the portion of the daily net assets exceeding $250 million but not exceeding $2.5 billion; 0.395% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3.5 billion; 0.37% of the portion of the daily net assets exceeding $3.5 billion but not exceeding $4.5 billion; and 0.345% of the portion of the daily net assets exceeding
$4.5 billion.

Morgan Stanley Global Infrastructure Fund
0.57% of the portion of the daily net assets not exceeding
$500 million; 0.47% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; 0.445% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.42% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.395% of the portion of the daily net assets exceeding
$2.5 billion but not exceeding $3.5 billion; 0.37% of the portion of the daily net assets exceeding $3.5 billion but not exceeding $5 billion; and 0.345% of the portion of the daily net assets exceeding $5 billion.

Morgan Stanley International Fund
0.65% of the portion of the daily net assets not exceeding
$1 billion; and 0.60% of the portion of the daily net assets exceeding $1 billion.

Morgan Stanley International Value Equity Fund
0.80% of the daily net assets.

Morgan Stanley Mid Cap Growth Fund
0.42% of the portion of the daily net assets not exceeding $500 million; and 0.395% of the portion of the daily net assets exceeding $500 million.

Morgan Stanley Multi Cap Growth Trust
0.67% of the portion of the daily net assets not exceeding
$500 million; 0.645% of the portion of the daily net assets exceeding $500 million but not exceeding $2 billion; 0.62% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.595% of the portion of the daily net assets exceeding $3 billion.

Morgan Stanley Real Estate Fund
0.80% of the portion of the daily net assets not exceeding $500 million; 0.75% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; and 0.70% of the portion of the daily net assets exceeding $1 billion.

Morgan Stanley Select Dimensions Investment Series -

- Focus Growth Portfolio
0.545% of the portion of the daily net assets not exceeding
$250 million; 0.42% of the portion of the daily net assets exceeding $250 million but not exceeding $2.5 billion; 0.395% of the daily net assets exceeding $2.5 billion but not exceeding $3.5 billion, 0.37% of the portion of the daily net assets exceeding $3.5 billion but not exceeding $4.5 billion; and 0.345% of the portion of the daily net assets exceeding
$4.5 billion.

- Global Infrastructure Portfolio
0.57% of the portion of the daily net assets not exceeding
$500 million; 0.47% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; 0.445% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.42% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.395% of the portion of the daily net assets exceeding
$2.5 billion but not exceeding $3.5 billion; 0.37% of the portion of the daily net assets exceeding $3.5 billion but not exceeding $5 billion; and 0.345% of the portion of the daily net assets exceeding $5 billion.

- Growth Portfolio
0.50% of the portion of the daily net assets not exceeding
$1 billion; 0.45% of the portion of the daily net assets exceeding $1 billion but not exceeding $2 billion; 0.40% of the portion of the daily net assets exceeding $2 billion but not exceeding
$3 billion; and 0.35% of the portion of the daily net assets exceeding $3 billion.

-Mid Cap Growth Portfolio
0.42% of the portion of the daily net assets not exceeding
$500 million; and 0.395% of the portion of the daily net assets exceeding $500 million.

- Multi Cap Growth Portfolio
0.67% of the portion of the daily net assets not exceeding
$500 million; 0.645% of the portion of the daily net assets exceeding $500 million but not exceeding $2 billion; 0.62% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.595% of the portion of the daily net assets exceeding $3 billion.

Morgan Stanley Special Growth Fund
0.92% of the portion of the daily net assets not exceeding
$1 billion; 0.85% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; and 0.80% of the portion of the daily net assets exceeding $1.5 billion.

Morgan Stanley Global Strategist Fund
0.42% of the portion of the daily net assets not exceeding
$1.5 billion; and 0.395% of the portion of the daily net assets exceeding $1.5 billion.

Morgan Stanley Variable Investment Series -

- Aggressive Equity Portfolio
0.67% of the portion of the daily net assets not exceeding
$500 million; 0.645% of the portion of the daily net assets exceeding $500 million but not exceeding $2 billion; 0.62% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.595% of the portion of the daily net assets exceeding $3 billion.

- European Equity Portfolio
0.87% of the portion of daily net assets not exceeding
$500 million; 0.82% of the portion of daily net assets exceeding $500 million but not exceeding $2 billion; 0.77% of the portion of the daily net assets exceeding $2 billion but not exceeding $3 billion; and 0.745% of the portion of the daily net assets exceeding $3 billion.

- Multi Cap Growth Portfolio
0.42% of the portion of the daily net assets not exceeding
$1 billion; 0.395% of the portion of the daily net assets exceeding $1 billion but not exceeding $2 billion; and 0.37% of the portion of the daily net assets exceeding $2 billion.

- Global Infrastructure Portfolio
0.57% of the portion of the daily net assets not exceeding
$500 million; 0.47% of the portion of the daily net assets exceeding $500 million but not exceeding $1 billion; 0.445% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion; 0.42% of the portion of the daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.395% of the portion of the daily net assets exceeding
$2.5 billion but not exceeding $3.5 billion; 0.37% of the portion of the daily net assets exceeding $3.5 billion but not exceeding $5 billion; and 0.345% of the portion of the daily net assets exceeding $5 billion.

- Strategist Portfolio
0.42% of the portion of the daily net assets not exceeding
$1.5 billion; and 0.395% of the portion of the daily net assets exceeding $1.5 billion.

MONEY MARKET FUNDS

Active Assets California Tax-Free Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.20% of the portion of the daily net assets exceeding $3 billion

Active Assets Government Securities Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.20% of the portion of the daily net assets exceeding $3 billion.

Active Assets Institutional Government Securities Trust
0.10% of the daily net assets.

On an ongoing basis, the Adviser has agreed under this Agreement with the Fund to assume Fund operating expenses
(except for brokerage fees) to the extent that such operating expenses exceed on an annualized basis 0.20% of the average daily net assets of the Fund. This may reduce the fees under this Agreement and the Administration Agreement below 0.15% for the Fund.

Active Assets Institutional Money Trust
0.10% of the daily net assets.

On an ongoing basis, the Adviser has agreed under this Agreement with the Fund to assume Fund operating expenses (except for brokerage fees) to the extent that such operating expenses exceed on an annualized basis 0.20% of the average daily net assets of the Fund. <This may reduce the fees under this Agreement and the Administration Agreement below 0.15% for the Fund.

Active Assets Money Trust
0.45% of the portion of the daily net assets not exceeding
$250 million; 0.375% of the portion of the daily net assets exceeding $250 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1.25 billion; 0.30% of the portion of the daily net assets exceeding $1.25 billion but not exceeding $1.5 billion; 0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $1.75 billion; 0.25% of the portion of the daily net assets exceeding $1.75 billion but not exceeding $2.25 billion; 0.225% of the portion of the daily net assets exceeding $2.25 billion but not exceeding $2.75 billion; 0.20% of the portion of the daily net assets exceeding $2.75 billion but not exceeding $15 billion; 0.199% of the portion of the daily net assets exceeding $15 billion but not exceeding $17.5 billion; 0.198% of the portion of the daily net assets exceeding
$17.5 billion but not exceeding $25 billion; 0.197% of the portion of the daily net assets exceeding $25 billion but not exceeding $30 billion; and 0.196% of the portion of the daily net assets exceeding $30 billion.

Active Assets Tax-Free Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; 0.20% of the portion of the daily net assets exceeding $3 billion but not exceeding $15 billion; and 0.199% of the portion of daily net assets exceeding $15 billion.

Morgan Stanley California Tax-Free Daily Income Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.20% of the portion of the daily net assets exceeding $3 billion. But not exceeding $15 billion and 0.199% of the portion of the daily net assets exceeding $15 billion.

Morgan Stanley Liquid Asset Fund Inc.(Maryland Corporation)
0.45% of the portion of the daily net assets not exceeding
$250 million; 0.375% of the portion of the daily net assets exceeding $250 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1.25 billion; 0.30% of the portion of the daily net assets exceeding $1.25 billion but not exceeding $1.5 billion; 0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $1.75 billion; 0.25% of the portion of the daily net assets exceeding $1.75 billion but not exceeding $2.25 billion; 0.225% of the portion of the daily net assets exceeding $2.25 billion but not exceeding $2.75 billion; 0.20% of the portion of the daily net assets exceeding $2.75 billion but not exceeding $15 billion; 0.199% of the portion of the daily net assets exceeding $15 billion but not exceeding $17.5 billion; 0.198% of the portion of the daily net assets exceeding
$17.5 billion but not exceeding $25 billion; 0.197% of the portion of the daily net assets exceeding $25 billion but not exceeding $30 billion; and 0.196% of the portion of the daily net assets exceeding $30 billion.

Morgan Stanley New York Municipal Money Market Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.20% of the portion of the daily net assets exceeding $3 billion.

Morgan Stanley Select Dimensions Investment Series -
Money Market Portfolio
0.45% of the portion of the daily net assets not exceeding
$250 million; 0.375% of the portion of the daily net assets exceeding $250 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1.25 billion; 0.30% of the portion of the daily net assets exceeding $1.25 billion but not exceeding $1.5 billion; and 0.275% of the portion of the daily net assets exceeding
$1.5 billion.

Morgan Stanley Tax-Free Daily Income Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; 0.20% of the portion of daily net assets exceeding $3 billion but not exceeding $15 billion; and 0.199% of the portion of the daily net assets exceeding $15 billion.

Morgan Stanley U.S. Government Money Market Trust
0.45% of the portion of the daily net assets not exceeding
$500 million; 0.375% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1 billion; 0.30% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.5 billion;
0.275% of the portion of the daily net assets exceeding
$1.5 billion but not exceeding $2 billion; 0.25% of the portion of the daily net assets exceeding $2 billion but not exceeding
$2.5 billion; 0.225% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.20% of the portion of the daily net assets exceeding $3 billion.

Morgan Stanley Variable Investment Series - Money Market Portfolio 0.45% of the portion of the daily net assets not exceeding
$250 million; 0.375% of the portion of the daily net assets exceeding $250 million but not exceeding $750 million; 0.325% of the portion of the daily net assets exceeding $750 million but not exceeding $1.25 billion; 0.30% of the portion of the daily net assets exceeding $1.25 billion but not exceeding $1.5 billion; and 0.275% of the portion of the daily net assets exceeding $1.5 billion.

II.	CLOSED-END FUNDS:  Monthly compensation calculated weekly by a pplying the following annual Rates to a fund's weekly net assets*:
Morgan Stanley Income Securities Inc. (Maryland corporation)
0.42% of the portion of average weekly net assets not exceeding $500 million; and 0.35% of the portion of average weekly net assets exceeding $500 million.

Annex 1
List of Funds for which Section 2 is applicable:
Morgan Stanley International Fund
Morgan Stanley International Value Equity Fund
Morgan Stanley Multi Cap Growth Trust
Morgan Stanley Select Dimensions Investment Series
Morgan Stanley Special Growth Fund


Annex 2
List of Funds for which Section 8 is applicable and any Fund-specific operating expense limitation:
Active Assets California Tax-Free Trust
Active Assets Government Securities Trust
Active Assets Money Trust
Active Assets Tax-Free Trust
Morgan Stanley Focus Growth Fund
Morgan Stanley California Tax-Free Daily Income Trust
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Mortgage Securities Trust
Morgan Stanley Global Infrastructure Fund
Morgan Stanley Income Securities Inc.

(a)	1 1/2 % of the first $30 million of the average weekly net assets of the Fund during such
year and 1 % of such average weekly net assets in excess of $30 million; or

(b)	25% of the Fund's gross income for such year, the Adviser will pay to the Fund the greater of the excess as computed under (a) or (b).
Morgan Stanley Limited Duration U.S. Government Trust
Morgan Stanley Liquid Asset Fund Inc.
Morgan Stanley Multi Cap Growth Trust
Morgan Stanley New York Municipal Money Market Trust

Morgan Stanley Select Dimensions Investment Series:
Flexible Income Portfolio, Focus Growth Portfolio, Global Infrastructure Portfolio, Growth Portfolio, Mid Cap Growth Portfolio and Money Market Portfolio. 2.5% of the average daily net assets of such Portfolio up to $30 million, 2.0% of the next $70 million and 1.5% of the average daily net assets of such Portfolio in excess of $100 million

Morgan Stanley Special Growth Fund
Morgan Stanley Global Strategist Fund
Morgan Stanley Tax-Free Daily Income Trust
Morgan Stanley U.S. Government Securities Trust

Morgan Stanley Variable Investment Series:
Global Infrastructure Portfolio, Income Plus Portfolio, Money Market Portfolio, Multi Cap Growth Portfolio and Strategist Portfolio.
1.5% of the average daily net assets of such Portfolio up to $30 million and 1.0% of the average daily net assets of such Portfolio in excess of $30 million European Equity Portfolio:

2.5% of the average daily net assets of such Portfolio up to $30 million, 2.0% of the next $70 million and 1.5% of the average daily net assets of such Portfolio in excess of $100 million * In addition, for purposes of this calculation, an amount up to the aggregate amount of any other borrowings may be included in the Fund's advisory fee calculation.

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